SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☑ Preliminary information statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(3))
☐ Definitive information statement

Berliner Communications, Inc.

(Name of Registrant as Specified in Its Charter)

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☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Titled of each class of securities to which transaction applies:	N/A

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):	N/A

(4)	Proposed maximum aggregate value of transaction:	N/A

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:	N/A

*** PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION ***

BERLINER COMMUNICATIONS, INC.
1777 Sentry Parkway West
Gywnedd Hall, Suite 302
Blue Bell, PA 19422
267.464.1700

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To our stockholders:

On January 27, 2010, holders of a majority of the shares of our voting capital stock acted by written consent in lieu of a special meeting of stockholders to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to:

•
increase our authorized capital stock to a total of 220,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.00002 per share (“Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.00002 per share (“Preferred Stock”);

•	change our corporate name to “UniTek Global Services, Inc.”; and
•	establish a Special Committee of the Board of Directors and set forth the rights, powers and obligations of the Special Committee.

Our Board of Directors has fixed ___________, 2010 as the record date for determining the holders of Common Stock and Preferred Stock entitled to notice and receipt of the accompanying Information Statement. The accompanying Information Statement is first being mailed on or about ___________, 2010.

The accompanying Information Statement, which describes the corporate action summarized above in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of the accompanying Information Statement to our stockholders, at which time we expect to file with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to effectuate the above-summarized amendments.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Internet Availability of the Accompanying Information Statement.

The accompanying Information Statement is available at ___________.

The earliest date on which the amendment to our Amended and Restated Certificate of Incorporation may be effected is ___________, 2010.

By Order of the Board of Directors:

C. Scott Hisey
Chief Executive Officer

The date of this notice and the accompanying Information Statement is ___________, 2010.

BERLINER COMMUNICATIONS, INC.
1777 Sentry Parkway West
Gywnedd Hall, Suite 302
Blue Bell, PA 19422

267.464.1700

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT
OF STOCKHOLDERS IN LIEU OF A MEETING
                         , 2010

BACKGROUND

Berliner Communications, Inc. (“we,” “us” and the “Company”) is a Delaware corporation with our principal executive offices located at 1777 Sentry Parkway West, Gywnedd Hall, Suite 302, Blue Bell, PA 19422. Our telephone number is 267.464.1700. This Information Statement is being sent at the direction of our Board of Directors (the “Board”) to the holders of record of Common Stock and Preferred Stock as of ___________, 2010 (the “Record Date”) to inform you of action the holders of a majority of our outstanding shares of voting capital stock (the “Majority Stockholders”) have taken by written consent, in lieu of a special meeting. Copies of this Information Statement are being mailed on or about ___________, 2010 to the holders of record of our outstanding shares Common Stock and Preferred Stock as of the Record Date.

In connection with the transactions described below under the heading “Merger Transaction,” on January 27, 2010, the Board unanimously adopted resolutions approving an amendment (the “Charter Amendment”) to our Amended and Restated Certificate of Incorporation to:

•
increase the Company’s authorized capital stock to a total of 220,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.00002 per share (“Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.00002 per share (“Preferred Stock”);

•	change the Company’s corporate name to “UniTek Global Services, Inc.”; and
•	establish a Special Committee of the Board and set forth the rights, powers and obligations of the Special Committee.

The Board also recommended that the Charter Amendment be approved by our stockholders and directed that it be submitted to them for their consideration.

On January 27, 2010, the Majority Stockholders acted by written consent, in lieu of a meeting, to approve the Charter Amendment. The action by written consent will be effective when we file the Charter Amendment with the Secretary of State of the State of Delaware. We expect to file the Charter Amendment on or about ___________, 2010, which is twenty calendar days after the date this Information Statement is first being mailed to stockholders.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for the vote of such holders at a meeting.

As of the Record Date, our authorized capital stock consisted of 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. On January 27, 2010, in connection with the transactions described below under the heading “Merger Transaction,” we filed a Certificate of Designation of Series A Convertible Preferred Stock (“Series A Certificate of Designations”), which authorized and created 1,317,602 shares of Series A Preferred Stock, par value $0.00002 per share (the “Series A Preferred”), and a Certificate of Designation of Series B Convertible Preferred Stock (“Series B Certificate of Designations”), which authorized and created 682,398 shares of Series B Preferred Stock, par value $0.00002 per share (the “Series B Preferred”). As of the Record Date, there were 70,523,230 shares of Common Stock issued and outstanding, 1,317,602 shares of Series A Preferred issued and outstanding, and 250,005 shares of Series B Preferred issued and outstanding. As of January 18, 2010, we had outstanding options, warrants and other rights to purchase up to 24,177,228 shares of Common Stock, subject in some instances to the satisfaction of certain conditions.

A copy of the Charter Amendment that was approved by the Board and the Majority Stockholders is included as Appendix A to this Information Statement.

The Board elected to seek approval of the Charter Amendment through the written consent of the Majority Stockholders for the following reasons:

•
in order to avoid the time, expense and management attention involved in convening a special meeting of stockholders and soliciting proxies, particularly since the Company anticipates holding an annual meeting of our stockholders later this year; and

•
in order to assure that it had sufficient available Common Stock and Preferred Stock to meet its financing needs going forward and to assure that it had sufficient Common Stock to allow for the conversion of the Series A Preferred and Series B Preferred, as well as the exercise of the Company’s outstanding options and warrants, including the Substitute Options and Substitute Warrants (as such terms are defined below).

All required corporate approvals of the Charter Amendment have been obtained, subject to furnishing this Information Statement and twenty calendar days elapsing from the date this Information Statement is first mailed to our stockholders. This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

The Company is paying the costs of the preparation and distribution of this Information Statement. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Common Stock and Preferred Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

MERGER TRANSACTION AND THE MERGER AGREEMENT

General

On January 27, 2010, the Company, BCI East, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Unitek Holdings, Inc., a Delaware corporation (“Unitek”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub merged (the “Merger”) with and into Unitek and Unitek became a wholly owned subsidiary of the Company.  The time on January 27, 2010 at which the Merger became effective is referred to herein as the “Effective Time.” Following the Merger and the filing of the Charter Amendment, the Company will be known as UniTek Global Services, Inc.

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, each outstanding share of common stock of Unitek (the “Unitek Common Stock”) was converted into the right to receive 0.012 shares of Series A Preferred and 0.4 shares of Common Stock, and each share of Series A Preferred Stock of Unitek (the “Unitek Preferred Stock”) was converted into the right to receive 0.02 shares of Series B Preferred.  According to the terms and conditions of the Merger Agreement, the shares of Series A Preferred issued as part of the Merger will immediately convert into shares of Common Stock upon the filing of the Charter Amendment.  The terms of the Series A Preferred and the Series B Preferred are summarized under the heading “Preferred Stock” in this Information Statement.

Based on the number of shares of Unitek capital stock and the Company’s capital stock outstanding immediately before the Effective Time, existing Unitek stockholders now hold approximately 80% of the voting rights in the Company’s capital stock outstanding immediately following the Effective Time.  In addition, at the Effective Time, options to acquire shares of Unitek Common Stock were converted into options to acquire an equivalent amount of shares of Common Stock (the “Substitute Options”), and warrants to acquire shares of Unitek Common Stock were converted into warrants to acquire an equivalent amount of shares of Common Stock (the “Substitute Warrants”).  The Substitute Options and the Substitute Warrants generally retain the same (or substantially equivalent) vesting, exercisability and expiration terms as the original Unitek options or warrants, respectively.

Escrow

Pursuant to an escrow agreement, 10,980,000 shares of Common Stock that would have otherwise been payable at the Effective Time are subject to a six-month escrow to satisfy Unitek’s indemnification obligations under the Merger Agreement.

Indemnification

Pursuant to the Merger Agreement, both the Company and Unitek will provide indemnity for breaches of their respective representations and warranties, which survive the Effective Time and terminate six months thereafter. As discussed above, Unitek’s indemnification obligations will be supported solely by shares of Common Stock held in escrow, which shares will be cancelled in the event of a successful indemnification claim against Unitek.  The Company’s indemnification obligations will be payable solely by way of issuance of up to 10,980,000 shares of additional Common Stock to holders of Unitek Common Stock (on a pro rata basis) in the event of a successful indemnification claim against the Company.  Neither party may make indemnification claims unless such party’s losses exceed $1,000,000 in the aggregate, except for claims relating to breaches of either party’s representations relating to working capital and fraud.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by Unitek, on the one hand, and the Company and Merger Sub on the other hand.  Such representations include, among other things, (a) proper corporate organization and similar corporate matters; (b) capital structure; (c) financial statements and internal controls; (d) the absence of undisclosed liabilities and changes; (e) assets, properties and intellectual property; (f) contracts; (g) compliance with laws; (h) litigation; (i) tax, employment and environmental matters; and (j) insurance matters.

Covenants

The Merger Agreement contains several covenants, including but not limited to, those relating to:

Director and Officer Indemnification and Insurance:  For six years following the Effective Time, the Company will (1) indemnify present and former directors, officers and employees of the Company or Unitek against liabilities and costs incurred in connection with any claim arising out of such party’s pre-closing services performed at the request of Unitek or the Company, including the Merger, to the fullest extent permitted under applicable law; and (2) maintain current Company or Unitek director and officer liability insurance or replacement policies that contain terms that are no less favorable than those provided by the current Company or Unitek director and officer liability insurance policies.

Company Board and Committees:  Following the Effective Time, the Board was reconstituted to be made up of two directors (Rich Berliner and Mark Dailey) who were directors of the Company prior to the Merger (the “Continuing Directors”) and seven directors designated by Unitek.

Repayment of Debt:  At the Effective Time in accordance with the terms of the Merger Agreement, amounts due under the Company’s senior credit facility with PNC Bank, N.A. were paid in full.

THE MERGER TRANSACTION AND THE CHARTER AMENDMENT

In addition to the covenants summarized above, pursuant to the terms and conditions of the Merger Agreement, the Company agreed to amend and restate its Amended and Restated Certificate of Incorporation after the Effective Time to provide for (1) an increased number of the authorized shares of Common Stock and Preferred Stock of the Company; (2) a change of the Company’s corporate name to “UniTek Global Services, Inc.”; and (3) the creation of the Special Committee (as defined below).  Stockholders holding a majority of the voting capital stock of the Company following the Effective Time entered into a voting agreement, pursuant to which they agreed to approve the Charter Amendment (among other things), which was approved and recommended unanimously by the Board immediately after the Effective Time.  The Majority Stockholders then approved the Charter Amendment by written consent.

ADDITIONAL INFORMATION REGARDING THE MERGER

The foregoing description of the Merger is a summary only and is qualified in its entirety by reference to the Company’s prior disclosures regarding the Merger contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on January 27, 2010 and the exhibits to the Current Report, which Current Reports and exhibits are incorporated herein by reference.

PREFERRED STOCK

Certificate of Designation – Series A Preferred

On January 27, 2010, the Company filed with the Secretary of State of the State of Delaware the Series A Certificate of Designation designating 1,317,602 shares of Series A Preferred.  At the Effective Time, each outstanding share of Unitek Common Stock was converted into the right to receive 0.012 shares of Series A Preferred, in addition to 0.4 shares of Common Stock.

With respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, the Series A Preferred ranks pari passu with the Common Stock.  The holders of Series A Preferred are entitled to participate in dividends paid to the Common Stock on an as-converted basis.  The holders of Series A Preferred are entitled to vote with the holders of the Common Stock on an as-converted basis.  Each share of Series A Preferred will be automatically converted into 50 shares of Common Stock, subject to customary structural anti-dilution adjustments for stock splits, dividends and similar events, upon the filing and effectiveness of the Charter Amendment.  The terms of Series A Preferred do not contain any price-based anti-dilution provisions.  In the event of certain corporate changes, including any consolidation or merger in which the Company is not the surviving entity, sale or transfer of all or substantially all of the Company’s assets, certain share exchanges and certain distributions of property or assets to the holders of Common Stock, the holders of Series A Preferred have the right to receive upon conversion, in lieu of shares of Common Stock otherwise issuable, such securities and/or other property as would have been issued or payable as a result of such corporate change with respect to or in exchange for the Common Stock issuable upon conversion of the Series A Preferred.

The foregoing description of the Series A Preferred is qualified in its entirety by reference to the Series A Certificate of Designation attached as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

Certificate of Designation – Series B Preferred

On January 27, 2010, the Company filed with the Secretary of State of the State of Delaware the Series B Certificate of Designation designating 682,398 shares of Series B Preferred.  Each share of Series B Preferred has an original issue price of $50.00 per share (the “Series B Original Issue Price”).

With respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, the Series B Preferred ranks (1) senior to all classes of the Company’s Common Stock; (2) senior to all other series of previously authorized Preferred Stock; (3) senior to any class or series of capital stock of the Company created after the designation of the Series B Preferred, which does not, by its terms, rank senior to or pari passu with the Series B Preferred (each a “Junior Security”).  The holders of the Series B Preferred are entitled to participate in dividends paid to the Common Stock on an as-converted basis.  In the event of a liquidation, dissolution or winding up of the Company, before any distribution is made to the holders of any Junior Security, the holders of the Series B Preferred are entitled to be paid out of the assets of the Company an amount equal to the greater of (1) $100.00 per share of Series B Preferred (as adjusted for stock splits, stock dividends, combinations or the like) plus any declared but unpaid dividends on the Series B Preferred, and (2) the amount payable with respect to such shares of Series B Preferred as if they had been converted into Common Stock. The holders of the Series B Preferred are entitled to vote with the holders of the Common Stock on an as-converted basis.

Each share of Series B Preferred is convertible at any time following the effectiveness of the Charter Amendment, at the option of the holder thereof, into shares of Common Stock.  The number of shares of Common Stock into which the Series B Preferred is convertible is equal to the Series B Original Issue Price divided by $1.00 (the “Conversion Price”), such that the actual conversion ratio would be expected to be 50 shares of Common Stock for each share of Series B Preferred, subject to standard structural anti-dilution adjustments for stock splits, dividends and similar events.  The terms of the Series B Preferred do not contain any price-based anti-dilution provisions. The Conversion Price is subject to adjustment for certain events, including the payment of a dividend payable in capital stock of the Company, any stock split, combination, or reclassification and certain issuances of Common Stock or securities convertible into or exercisable for Common Stock at a price per share or conversion price less than the then applicable Conversion Price.  In the event of certain corporate changes, including any consolidation or merger in which the Company is not the surviving entity, sale or transfer of all or substantially all of the Company’s assets, certain share exchanges and certain distributions of property or assets to the holders of Common Stock, the holders of the Series B Preferred have the right to receive upon conversion, in lieu of shares of Common Stock otherwise issuable, such securities and/or other property as would have been issued or payable as a result of such corporate change with respect to or in exchange for the Common Stock issuable upon conversion of the Series B Preferred.

The Company may not, without the prior approval (by vote or written consent) of the holders of a majority of the then outstanding shares of the Series B Preferred (1) amend or waive any provision of the Company’s Certificate of Incorporation or the bylaws of the Company (the “Bylaws”) in a way that would alter the rights, preferences or privileges of the Series B Preferred; or (2) create any capital stock having rights, preferences or privileges senior to or on parity with the Series B Preferred.  The holders of the Series B Preferred shall be entitled to elect one (1) member of the Board until such time as the Series B Preferred represents less than five percent (5%) of the then outstanding shares of Common Stock (including the Preferred Stock voting on an as-converted basis), after which time the Series B Preferred shall at no time thereafter be entitled to separately elect a member of the Board.

The foregoing description of the Series B Preferred is qualified in its entirety by reference to the Series B Certificate of Designation attached as Exhibit 3.3 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

CHARTER AMENDMENT

The following description of the Charter Amendment is qualified in its entirety by reference to the copy of the Charter Amendment attached hereto as Appendix A, which you should read in its entirety.

Capitalization

The Charter Amendment increases our authorized capital stock to a total of 220,000,000 shares, consisting of 200,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. As of the Record Date, there were 70,523,230 shares of Common Stock issued and outstanding, 1,317,602 shares of Series A Preferred issued and outstanding, and 250,005 shares of Series B Preferred issued and outstanding. As of January 18, 2010, we had outstanding options, warrants and other rights to purchase up to 24,177,228 shares of Common Stock, subject in some instances to the satisfaction of certain conditions. Upon the filing of the Charter Amendment, there will be 136,403,330 shares of Common Stock issued and outstanding and 250,005 shares of Series B Preferred issued and outstanding.  No shares of the Series A Preferred will be outstanding after the filing of the Charter Amendment due to the fact that all shares of Series A Preferred will be converted to Common Stock upon filing of the Charter Amendment.

Name Change

The Charter Amendment will change the name of the Company to “UniTek Global Services, Inc.”

Special Committee

The Charter Amendment establishes a special committee (the “Special Committee”) composed of the two Continuing Directors and one post-Effective Time independent director appointed by the Board (Richard Siber).  The Special Committee will automatically dissolve on January 1, 2013.  Until such date, the Board may not take certain actions without the Special Committee’s consent, including:

•	amending or modifying the Charter Amendment or the bylaws of the Company (the “Bylaws”) in a manner that would amend the rights of the Series A Preferred or Series B Preferred;
•
issuing additional shares of Series A Preferred or Series B Preferred to certain affiliated parties, including HM Capital Partners LLC and its affiliates (except pursuant to the Credit Support Agreement (as defined below));

•	make certain changes or determinations with respect to the Company’s BMO Loan (as defined below); or
•
entering into any transactions or amending certain agreements with affiliated parties, including HM Capital Partners LLC and its affiliates (except for employment arrangements and benefit programs approved by the Board or the compensation committee of the Board).

Consent Required

Approval of the Charter Amendment required the consent of the holders of at least a majority of the issued and outstanding shares of our voting capital stock as of the Record Date, or at least 74,451,791 shares of our Common Stock (on an as-converted basis). As of the Record Date, the Majority Stockholders owned an aggregate of 117,188,050 shares of Common Stock (on an as-converted basis), representing approximately 78.7% of our issued and outstanding shares of Common Stock (on an as-converted basis). The Majority Stockholders have given their written consent to the Charter Amendment and accordingly, the requisite stockholder approval of the Charter Amendment was obtained.

Reasons for Increase in our Authorized Shares of Common Stock and Preferred Stock

Prior to the effectiveness of the Charter Amendment, the Company is authorized to issue 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. Pursuant to the Merger, as of the Effective Time, we have issued and outstanding 70,523,230 shares of Common Stock, 1,567,607 shares of Preferred Stock and, as of January 18, 2010, outstanding options and warrants and other rights to purchase up to 24,177,228 additional shares of Common Stock.  Through the Charter Amendment, the Company will have sufficient shares of authorized Common Stock to allow for the conversion of the Series A Preferred (which conversion will occur immediately upon filing of the Charter Amendment), the Series B Preferred and the exercise of outstanding options and warrants, including the Substitute Options and Substitute Warrants.

Additionally, we anticipate that we will have other needs for additional shares of authorized Common Stock and Preferred Stock in the future. The increase in the number of authorized shares of Common Stock and Preferred Stock would enable us to issue additional shares of Common Stock and Preferred Stock from time to time as may be required for proper business purposes, such as equity incentive awards to officers, directors and employees, equity financings, business and asset acquisitions, stock splits and dividends and other corporate purposes. We believe that now is an appropriate time to increase our authorized shares of Common Stock and Preferred Stock so that we will have the benefit of flexibility and agility in structuring and consummating such future issuances and transactions.

While we believe the increase in our authorized Common Stock and Preferred Stock contemplated by the Charter Amendment is necessary and appropriate, there are possible disadvantages to such increases.  These disadvantages include, but are not limited to:

•
The issuance of authorized but unissued stock, through a stockholder rights plan or otherwise, could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. This proposal is not being presented with the intent that it be utilized as a takeover protection device. The Company does not presently have a stockholder rights plan and there are no present proposals to adopt one. Additionally, the current concentration of a large percentage of our issued and outstanding common in the hands of the Majority Stockholders and other large stockholders already presents a potential deterrence to take-over attempts.

•
Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock or Preferred Stock that may be issued in the future, and therefore, future issuances may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders. Stockholders would not necessarily have the right to approve any such dilutive issuance.

•
Our Certificate of Incorporation allows the Board to authorize and create series of Preferred Stock without obtaining stockholder approval (except for those voting rights that the Series B Preferred stockholders have going forward, which are set forth in the Series B Certificate of Designation). Accordingly, the increased authorized shares of Common Stock and Preferred Stock could be used to create Preferred Stock that is convertible into Common Stock, which Preferred Stock could have rights that are preferential to the Common Stock.  Such rights could include (a) the payment of dividends in preference and priority to any dividends on Common Stock; (b) preference to any distributions upon any liquidation, dissolution or winding up of the Company; (c) voting rights that may rank equally to, or in priority over, the Common Stock; (d) mandatory redemption by the Company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Stock; (e) pre-emptive or first refusal rights in regards to future issuances of Common Stock or Preferred Stock by the Company; or (f) rights that restrict us from undertaking certain corporate actions without the approval of the holders of the Preferred Stock.

Reasons for the Name Change

The Charter Amendment will change the name of the Company to “UniTek Global Services, Inc.”  The name change is being effected because the Board believes that the new name will unify the Company and its employees after the Merger under a single name, vision, mission, and values; ensure unified communication of the vision, mission, and values Company-wide; and establish a consistent brand message across the Company’s post-Merger expanded service offerings.  Further, the Board believes that the name of “UniTek Global Services, Inc.” capitalizes on Unitek’s established name as a provider of outsourced infrastructure services including engineering, construction management and installation fulfillment services to companies in the satellite television, wireline telecommunications and broadband cable industries.

Reasons for Creating the Special Committee

The Special Committee’s creation is meant to allow such committee to specifically enforce certain terms of the Merger Agreement and certain other transaction documents. Specifically, the Special Committee must consent to certain actions affecting the stockholders of the Company going forward, including:

•	amending or modifying the Charter Amendment or the Bylaws in a manner that would amend the rights of the Series A Preferred or Series B Preferred;
•
issuing additional shares of Series A Preferred or Series B Preferred to certain affiliated parties, including HM Capital Partners LLC and its affiliates (except pursuant to the Credit Support Agreement (as defined below));

•	make certain changes or determinations with respect to the Company’s BMO Loan (as defined below); or

•
entering into any transactions or amending certain agreements with affiliated parties, including HM Capital Partners LLC and its affiliates (except for employment arrangements and benefit programs approved by the Board or the compensation committee of the Board).

INTEREST OF CERTAIN PERSONS IN FAVOR OF THE MATTERS ACTED UPON

Voting Agreement

In connection with the Merger, the Company entered into a voting agreement (the “Voting Agreement”) with certain stockholders, including the Majority Stockholders, who, as stated above, hold the majority of the Company’s voting stock following the Effective Time.  Pursuant to the Voting Agreement, the stockholders party thereto agree, among other things, to approve the Charter Amendment (which was approved by the Majority Stockholders immediately following the Effective Time), to re-elect Rich Berliner to the Board upon the expiration of his term in 2012 and, if recommended by the Board, to re-elect Mark Dailey to the Board upon the expiration of his term in 2012.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

Registration Rights Agreement

In connection with the Merger, the Company entered into a registration agreement (the “Registration Rights Agreement”) with certain Unitek stockholders, granting such stockholders registration rights with respect to the shares received as consideration in the Merger, including the Common Stock and the shares of Common Stock underlying the Series A Preferred (collectively, the “Registrable Securities”).  Pursuant to the Registration Agreement, the holders of at least a majority of the Registrable Securities will be able to require the Company to (1) register all or part of their Registrable Securities two times on a Form S-1 or by way of a similar long-form registration (provided that the aggregate offering value of the securities to be registered is at least $10 million); and (2) register all or part of their Registrable Securities an unlimited number of times, to the extent available, on a Form S-3 (provided that the aggregate offering value of the securities to be registered is at least $5 million).  The holders of Registrable Securities will be also able to require the Company to include their shares in future registration statements that the Company files, subject to reduction at the option of the underwriters of such offering.

The Company will be obligated under the Registration Agreement to pay the registration expenses incurred in connection with any registration, qualification or compliance relating to the exercise of a holder’s registration rights, other than underwriting discounts and commissions.  Additionally, the Company agrees to indemnify holders of Registrable Securities covered by a registration statement against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the holders may be required to make because of any such liabilities.  The holders of Registrable Securities will indemnify the Company for losses resulting from any untrue statement or omission of material fact made by any such holders in a registration statement.

The foregoing description of the Registration Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Agreement, which is attached as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

Credit Support Agreement

In connection with the Merger, the Company and Unitek (together, the “Obligors”) entered into a credit support agreement (the “Credit Support Agreement”) with Sector Performance Fund, LP and SPF SBS LP (collectively, the “Credit Support Parties”), who are affiliates of HM Capital Partners LLC, whereby the Obligors will pay the Credit Support Parties a credit support fee (the “Credit Support Fee”) in exchange for the Credit Support Parties’ continued guaranty of Unitek’s performance under its credit facility with BMO Capital Markets Financing, Inc. (the “BMO Loan”).  The Credit Support Parties hold approximately 71.6% of the voting rights of the Company’s capital stock outstanding immediately following the Merger.  The Credit Support Fee is equal to 6% (or the maximum contract rate of interest permitted by law if less than 6%) (the “Stated Rate”) on the aggregate of the outstanding principal amount and interest payable under the BMO Loan.  The Credit Support Fee will be paid quarterly in arrears in cash, or, at the option of the Company (and prior to January 1, 2013, with the consent of the Special Committee), in shares of Series B Preferred.

If either Credit Support Party is required to perform its obligations under the guaranty, the Obligors will enter into a loan facility with the Credit Support Parties on substantially the same terms as the BMO Loan (the “Sector Loan Facility”).  The principal amount of the Sector Loan Facility will equal the amount of the guaranty funded by the Credit Support Parties and the interest rate will be equal to 8% (or the maximum contract rate of interest permitted by law if less than 8%), plus the rate previously applicable to the BMO Loan.  During the nine-month period following the establishment of the Sector Loan Facility, the Obligors must use commercially reasonable efforts to repay the principal amount and interest payable under the Sector Loan Facility.  Any principal or interest payable under the Sector Loan Facility not repaid on or before the end of such nine-month period will automatically convert into shares of Series B Preferred.

Peter Brodsky and Joe Colonnetta are Partners and Daniel Hopkin is a Vice President of HM Capital Partners LLC, which is an affiliate of the Credit Support Parties.  Furthermore, Peter Brodsky and Joe Colonnetta are each executive officers of the ultimate general partner of each of the Credit Support Parties and they each own an interest in such general partner.  Daniel Hopkin is an officer of the ultimate general partner of each of the Credit Support Parties and owns an interest in the general partner of Sector Performance Fund, LP.

The foregoing description of the Credit Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Support Agreement, which is attached as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

Amended and Restated Monitoring and Oversight Agreement

In connection with the Merger, the Company entered into an Amended and Restated Monitoring and Oversight Agreement (the “M&O Agreement”) with BCI Communications, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company (“BCI”), Unitek USA, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Unitek (“Unitek USA”), Unitek, Unitek Midco, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company (“Midco”), and Unitek Acquisition, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company (“Acquisition,” and together with the Company, BCI, Unitek USA, Unitek, and Midco, the “Clients”) and HM Capital Partners I LP (“HM LP”).  Pursuant to the M&O Agreement, the Clients will pay HM LP an annual fee of $720,000 for calendar year 2010, $730,000 for calendar year 2011 and $754,000 for calendar year 2012 and for each calendar year thereafter, in consideration for HM LP’s provision of financial oversight and monitoring services to the Clients as may be requested from time to time.  Each annual fee mentioned above will be payable in equal quarterly installments on March 31, June 30, September 30 and December 31 of the applicable year; provided, that such payment will not be paid unless the Total Leverage Ratio (as such term is defined in the Unitek First Lien Credit Agreement, which such term is defined in the Merger Agreement) is below 3.50:1.00 at the end of the applicable quarter, and if not paid, each such payment will accrue until the Total Leverage Ratio is below 3.50:1.00 at any subsequent quarter at which time all accrued and unpaid payments will become due and payable.  Further, to the extent any amounts payable under the M&O Agreement are not permitted to be paid under the Unitek First Lien Credit Agreement, such amounts will continue to accrue until the earlier of the time at which such amounts are permitted to be paid under the Unitek First Lien Credit Agreement or the termination of the Unitek First Lien Credit Agreement in accordance with its terms, at which such time such amounts will become due and payable.

Each of the Clients have also agreed to indemnify HM LP, its affiliates, and their respective directors, partners, officers, controlling persons, agents and employees (collectively referred to as the “Indemnified Persons”) from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person’s negligence and reasonable fees and disbursements of the Indemnified Person’s counsel) related to or arising out of (i) actions taken or omitted to be taken by any of the Clients, (ii) actions taken or omitted to be taken by an Indemnified Person with any Client’s consent or in conformity with any Client’s instructions or any Client’s actions or omissions or (iii) HM LP’s engagement that do not result primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Persons.

The M&O Agreement expires upon the earlier of September 27, 2017 or a buyout of the M&O Agreement.  The Company is obligated to buy out the M&O Agreement upon the first to occur of (1) any sale or distribution by the Company or its subsidiaries to the public of its capital stock and, in connection therewith, the capital stock of the Company or its subsidiaries becoming listed on an established stock exchange or a national market system; (2) any consolidation or merger of the Company with or into another entity or other business combination or transfer of securities of the Company by any of its stockholders or a series of transactions in which the stockholders of the Company immediately prior to such transaction own less than 50% of the equity of the Company or HM Capital Partners LLC or any fund or management company affiliated therewith owns less than 25% of the equity of the Company; (3) any sale, license, transfer or disposition of all or substantially all of the assets of the Company; or (4) the Special Committee’s approval of the Company buying out the M&O Agreement.

Peter Brodsky and Joe Colonnetta are Partners and Daniel Hopkin is a Vice President of HM Capital Partners LLC, which is an affiliate of HM LP.

The foregoing description of the M&O Agreement does not purport to be complete and is qualified in its entirety by reference to the M&O Agreement, which is attached as Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

Officers

At the Effective Time, Rich Berliner resigned his position as Chief Executive Officer of the Company but will continue to serve as Chief Marketing Officer of the Company and as Chief Executive Officer of BCI.  Michael S. Guerriero resigned his position as Chief Operating Officer of the Company but will continue to serve as Chief Operating Officer of BCI.  Raymond A. Cardonne, Jr. resigned his position as Chief Financial Officer and Treasurer of the Company but will continue to serve as Chief Financial Officer and Treasurer of BCI.  Robert Bradley resigned his position as Vice President of the Company but will continue to serve as Vice President of BCI.

Also at the Effective Time, Peter Giacalone became Chairman and President of the Company, C. Scott Hisey became Chief Executive Officer of the Company, and Ronald Lejman became Chief Financial Officer and Treasurer of the Company.

Employment Agreements with Officers

The following summarizes the material terms of the Company’s employment agreements with Peter Giacalone, C. Scott Hisey and Ronald Lejman.  These employment agreements were entered into by Unitek or one of its subsidiaries prior to the Merger and were not amended in connection with the Merger.

Peter Giacalone

On July 5, 2009, Unitek USA entered into an employment agreement with Mr. Giacalone, now the Company’s Chairman and President.  The employment agreement was effective as of July 5, 2009 and has a three-year term expiring July 5, 2012. Mr. Giacalone receives an annual base salary of $325,000. Mr. Giacalone is entitled to participate in all of the Company’s compensation and employee benefit plans.  Mr. Giacalone is eligible to earn a cash bonus at the end of each fiscal year based on operational and financial criteria set by the Compensation Committee of the board of directors of Unitek USA (the “Unitek USA Board”).  For the fiscal year ending December 31, 2010, Mr. Giacalone’s target bonus is $225,000.

Mr. Giacalone may be entitled to receive certain payments upon termination of his employment.  If Mr. Giacalone’s employment is terminated without Cause (as defined in his employment agreement), if he resigns for Good Reason (as defined in his employment agreement) or upon Mr. Giacalone’s Death or Disability (as defined in his employment agreement), he will be entitled to receive from Unitek USA, in addition to his annual base salary, benefits and other compensation earned through the date of termination (the “Accrued Obligations”), (1) (A) upon Death or Disability, his annual base salary for twelve (12) months following the date of termination or (B) upon termination without Cause or with Good Reason, his annual base salary for twenty four (24) months following the date of termination, (2) the pro-rata portion of his annual incentive bonus for the calendar year in which the termination occurred and (3) payment of certain medical benefits expenses sufficient to maintain Mr. Giacalone’s benefits at the level as of the date of termination for twelve (12) months following the date of termination.  If Mr. Giacalone’s employment is terminated with Cause, he is entitled to receive the Accrued Obligations.  Payments made in connection with termination of employment are subject to Mr. Giacalone’s execution of a general release of claims. Mr. Giacalone’s employment agreement contains customary confidentiality, non-competition and non-solicitation provisions. Mr. Giacalone’s non-competition period is two years following the date of termination.

C. Scott Hisey

On July 5, 2009, Unitek USA entered into an employment agreement with Mr. Hisey, now the Company’s Chief Executive Officer.  The agreement was effective as of July 5, 2009 and has a three-year term expiring July 5, 2012. Mr. Hisey receives an annual base salary of $325,000.  Mr. Hisey is entitled to participate in all of the Company’s compensation and employee benefit plans.  Mr. Hisey is eligible to earn a cash bonus at the end of each fiscal year based on operational and financial criteria set by the Compensation Committee of the Unitek USA Board.  For the fiscal year ending December 31, 2010, Mr. Hisey’s target bonus is $225,000.

Mr. Hisey may be entitled to receive certain payments upon termination of his employment.  If Mr. Hisey’s employment is terminated without Cause (as defined in his employment agreement), if he resigns for Good Reason (as defined in his employment agreement) or upon Mr. Hisey’s Death or Disability (as defined in his employment agreement), he will be entitled to receive from Unitek USA, in addition to his annual base salary and the Accrued Obligations, (1) (A) upon Death or Disability, his annual base salary for twelve (12) months following the date of termination or (B) upon termination without Cause or with Good Reason, his annual base salary for twenty four (24) months following the date of termination, (2) the pro-rata portion of his annual incentive bonus for the calendar year in which the termination occurred and (3) payment of certain medical benefits expenses sufficient to maintain Mr. Hisey’s benefits at the level as of the date of termination for twelve (12) months following the date of termination.  If Mr. Hisey’s employment is terminated with Cause, he is entitled to receive the Accrued Obligations.  Payments made in connection with termination of employment are subject to Mr. Hisey’s execution of a general release of claims.  Mr. Hisey’s employment agreement contains customary confidentiality, non-competition and non-solicitation provisions. Mr. Hisey’s non-competition period is two years following the date of termination.

Ronald Lejman

On July 5, 2009, Unitek USA entered into an employment agreement with Mr. Lejman, now the Company’s Chief Financial Officer.  The agreement was effective as of July 5, 2009 and has a three-year term expiring July 5, 2012. Mr. Lejman receives an annual base salary of $250,000.  Mr. Lejman is entitled to participate in all of the Company’s compensation and employee benefit plans.  Mr. Lejman is eligible to earn a cash bonus at the end of each fiscal year based on operational and financial criteria set by the Compensation Committee of the Unitek USA Board.  For the fiscal year ending December 31, 2010, Mr. Lejman’s target bonus is $200,000.

Mr. Lejman may be entitled to receive certain payments upon termination of his employment.  If Mr. Lejman’s employment is terminated without Cause (as defined in his employment agreement), if he resigns for Good Reason (as defined in his employment agreement) or upon Mr. Lejman’s Death or Disability (as defined in his employment agreement), he will be entitled to receive from Unitek USA, in addition to his annual base salary and the Accrued Obligations, (1) (A) upon Death or Disability, his annual base salary for twelve (12) months following the date of termination or (B) upon termination without Cause or with Good Reason, his annual base salary for twenty four (24) months following the date of termination, (2) the pro-rata portion of his annual incentive bonus for the calendar year in which the termination occurred and (3) payment of certain medical benefits expenses sufficient to maintain Mr. Lejman’s benefits at the level as of the date of termination for twelve (12) months following the date of termination.  If Mr. Lejman’s employment is terminated with Cause, he is entitled to receive the Accrued Obligations.  Payments made in connection with termination of employment are subject to Mr. Lejman’s execution of a general release of claims.  Mr. Lejman’s employment agreement contains customary confidentiality, non-competition and non-solicitation provisions. Mr. Lejman’s non-competition period is two years following the date of termination.

The foregoing is a summary of the employment agreements with Messrs. Giacalone, Hisey and Lejman. Each summary is qualified in its entirety by reference to the individual employment agreements, as attached as Exhibits 10.7, 10.8 and 10.9 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

The following summarizes the material terms of the amendments to the Company’s employment agreements with Rich Berliner, Nicholas Day, Michael S. Guerriero, Robert Bradley and Raymond A. Cardonne, Jr.  These amendments were entered into by the Company or one of its subsidiaries in connection with the Merger.

Rich Berliner

On January 27, 2010, the Company amended its employment agreement with Mr. Berliner, now the Chief Marketing Officer of the Company and the Chief Executive Officer of BCI.  The amendment provides that the performance targets for Mr. Berliner’s annual stock and option bonuses will be based on the revenue, gross margins and EBITDA of BCI, rather than the Company as a whole.  The amendment revises the terms and procedures relating to payments by the Company to Mr. Berliner following the termination of his employment so that any such payments comply with the provisions of Section 409A of the Internal Revenue Code (“Section 409A”).  In addition, in order to receive severance payments following termination of his employment, Mr. Berliner must execute a release of claims against the Company.

Nicholas Day

On January 27, 2010, the Company amended its employment agreement with Mr. Day, now the General Counsel and Secretary of the Company.  The amendment provides that the Company and Mr. Day will negotiate in good faith an incentive compensation package (including Company stock options) for Mr. Day designed to be substantially similar to the incentive compensation packages of the Company’s senior management team.  The amendment also revises the terms and procedures relating to payments by the Company to Mr. Day following the termination of his employment so that any such payments comply with the provisions of Section 409A.  In addition, in order to receive severance payments following termination of his employment, Mr. Day must execute a release of claims against the Company.

Michael S. Guerriero

On January 27, 2010, the Company amended its employment agreement with Mr. Guerriero, now the Chief Operating Officer of BCI. The amendment provides that the performance targets for Mr. Guerriero’s annual stock and option bonuses will be based on the revenue, gross margins and EBITDA of BCI, rather than the Company as a whole.  The amendment revises the terms and procedures relating to payments by the Company to Mr. Guerriero following the termination of his employment so that any such payments comply with the provisions of Section 409A.  In addition, in order to receive severance payments following termination of his employment, Mr. Guerriero must execute a release of claims against the Company.

Robert Bradley

On January 27, 2010, the Company amended its employment agreement with Mr. Bradley, now the Vice President, BCI East of BCI.  The amendment provides that the performance targets for Mr. Bradley’s annual stock and option bonuses will be based on the revenue, gross margins and EBITDA of BCI, rather than the Company as a whole.  The amendment revises the terms and procedures relating to payments by the Company to Mr. Bradley following the termination of his employment so that any such payments comply with the provisions of Section 409A.  In addition, in order to receive severance payments following termination of his employment, Mr. Bradley must execute a release of claims against the Company.

Raymond A. Cardonne, Jr.

On January 27, 2010, the Company amended its employment agreement with Mr. Cardonne, now the Chief Financial Officer and Treasurer of BCI.  The amendment provides for Mr. Cardonne to remain employed by the Company through June 30, 2010 (the “Resignation Date”), and he will be eligible to receive certain post-employment payments and benefits. In addition, all unvested Company stock options held by Mr. Cardonne will vest on the Resignation Date and will be exercisable for three months thereafter.  The amendment revises the terms and procedures relating to payments by the Company to Mr. Cardonne following the termination of his employment so that any such payments comply with the provisions of Section 409A.  In addition, in order to receive severance payments following termination of his employment, Mr. Cardonne must execute a release of claims against the Company.

The foregoing is a summary of the amendments to the employment agreements with Messrs. Berliner, Day, Guerriero, Bradley and Cardonne. Each summary is qualified in its entirety by reference to the individual amendments, as attached as Exhibits 10.10, 10.11, 10.12, 10.13 and 10.14 to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

Board of Directors

Pursuant to the Merger Agreement and as a result of Board actions on January 26, 2010, each of the following former members of the Board will continue to serve on the Board (in the now indicated classes of the Board):

•	Rich Berliner, Class I; and
•	Mark S. Dailey, Class I.

Pursuant to the Merger Agreement and as a result of Board actions on January 26, 2010, the following individuals were appointed to the Board (and to the indicated classes of the Board):

•	Peter Giacalone, Class II;
•	Peter Brodsky, Class II;
•	C. Scott Hisey, Class III;
•	Dean MacDonald, Class I;
•	Richard Siber, Class III;
•	Daniel J. Hopkin, Class II; and
•	Joe Colonnetta, Class III.

Mr. Berliner will receive no compensation as a director.  Messrs. Dailey, MacDonald and Siber will receive an annual stipend of $15,000, $2,500 for each Board meeting attended in person and $1,500 for each Board meeting attended by telephone.  If any of Messrs. Dailey, MacDonald and Siber are members of the Audit Committee or the Compensation Committee, they will receive $500.00 for each meeting attended in person or by telephone.  The Chairman of the Audit Committee will receive an additional annual stipend of $7,500.  Messrs. Dailey, MacDonald and Siber will be eligible for additional equity awards at the discretion of the Board, subject to attendance at no less than 75% of all Board and Committee meetings, as applicable, during the fiscal year preceding the award, with the next such award to be considered in January 2011.

Indemnification Agreements

Following the Merger, the Company entered into indemnification agreements (the “D&O Indemnification Agreements”) with certain executive officers and directors, whereby the Company agreed to indemnify them, to the fullest extent permitted under Delaware law, against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred in connection with any civil, criminal, administrative or investigative action brought against the directors or executive officers by reason of their relationship with the Company. The D&O Indemnification Agreements provide for indemnification rights regarding third-party claims and in certain circumstances, proceedings brought by or in the right of the Company.  In addition, the D&O Indemnification Agreements provide for the advancement of expenses incurred in connection with any proceeding covered by the Indemnification Agreement as permitted by Delaware law.

Also, following the Merger, the Company entered into an indemnification priority agreement with HM Capital Partners LLC to clarify the priority of advancement of expenses and indemnification obligations among the Company and any of the Company’s directors appointed by HM Capital Partners LLC and other related matters.

The foregoing is a summary of the D&O Indemnification Agreements and is qualified in its entirety by reference to the form of D&O Indemnification Agreement and the Indemnification Priority Agreement attached as Exhibits 10.10 and 10.11, respectively, to the Current Report on Form 8-K filed with the SEC on January 27, 2010.

DISSENTERS’ RIGHTS

Neither the DGCL nor our Certificate of Incorporation provide our stockholders with any dissenter’s rights relating to Charter Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of February 11, 2010 by: (1) each person who is a beneficial owner of more than 5% of the Common Stock, (2) each of the Company’s directors, (3) each of the Company’s Named Executive Officers, and (4) all of the Company’s executive officers and directors as a group.  Unless otherwise indicated, the address of each listed stockholder is in care of the Company at 1777 Sentry Park West, Suite 302, Blue Bell, PA 19422.

Holder	Common Stock	Series A Preferred	Series B Preferred	Total Number of Shares of Common Stock Post Conversion of Preferred Stock and Exercise of Options and Warrants(1)		Percentage Ownership Post Conversion and Exercise
Sector Performance Fund, LP c/o HM Capital, 200 Crescent Ct., Ste. 1600, Dallas, TX 75201	34,981,936	1,049,459	204,818	97,695,786	(2)	66.62%
HM Unitek Coinvest, LP c/o HM Capital, 200 Crescent Ct., Ste. 1600, Dallas, TX 75201	5,327,840	159,836	0	13,319,640	(3)	9.76%
SPF SBS LP c/o HM Capital, 200 Crescent Ct., Ste. 1600, Dallas, TX 75201	2,210,224	66,307	12,941	6,172,624	(4)	4.50%
Peter Brodsky Director	42,520,000	1,275,602	217,759	117,188,050	(5)	79.56%
Joe Colonnetta Director	42,520,000	1,275,602	217,759	117,188,050	(6)	79.56%
Daniel Hopkin Director	0	0	0	0	(7)	N/A
Richard B. Berliner Director & Chief Marketing Officer	7,524,626	0	0	7,524,626	(8)	5.52%
Old Berliner Liquidating Trust	13,104,644	0	0	13,104,644	(9)	9.61%
Sigma Opportunity Fund, LLC	6,788,858	0	0	6,963,858	(10)	5.10%
C. Scott Hisey Director & Chief Executive Officer	480,000	14,400	1,000	3,207,150	(11)	2.32%
Pete Giacalone Executive Chairman	440,000	13,200	2,667	1,833,350	(12)	1.34%

Holder	Common Stock	Series A Preferred	Series B Preferred	Total Number of Shares of Common Stock Post Conversion of Preferred Stock and Exercise of Options and Warrants(1)		Percentage Ownership Post Conversion and Exercise
Ronald Lejman Chief Financial Officer & Treasurer	0	0	0	200,000	(13)	*
Nicholas Day General Counsel & Secretary	30,696	0	0	146,946	(14)	*
Dean MacDonald Director	200,000	6,000	1,146	587,300	(15)	*
Mark S. Dailey Director	54,166	0	0	104,166	(16)	*
Richard Siber Director	0	0	0	0		N/A
Executive Officers and Directors as a Group (thirteen persons)(17)	8,751,988	34,500	4,985	14,198,563	(18)	10.13%
* Represents less than one percent

(1)
For purposes of this column, a person is deemed to have beneficial ownership of the number of shares of Common Stock and Preferred Stock that such person has the right to acquire within 60 days of February 11, 2010.  Percentages have been based on 136,403,330 shares of Common Stock outstanding after conversion of all outstanding shares of Series A Preferred into Common Stock.  For purposes of computing the percentage of outstanding shares of Common Stock held by any individual listed in this table, any shares of Common Stock that such person has the right to acquire pursuant to the conversion of Series B Preferred, along with the exercise of stock options or warrants exercisable within 60 days of February 11, 2010, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Sector Performance Fund, LP (“Sector Performance Fund”) is the direct beneficial owner of 97,695,786 shares of Common Stock, consisting of (i) 34,981,936 shares of Common Stock (including shares of Common Stock held in escrow pursuant to the terms and conditions of the Merger Agreement), (ii) 52,472,950 shares of Common Stock issuable upon the conversion of 1,049,459 shares of Series A Preferred, each share of which is automatically convertible into 50 shares of Common Stock, subject to customary structural anti-dilution adjustments for stock splits, dividends and similar events, upon the filing and effectiveness of the Charter Amendment, and (iii) 10,240,900 shares of Common Stock issuable upon the conversion of 204,818 shares of Series B Preferred, each share of which is convertible into 50 shares of Common Stock, subject to customary structural anti-dilution adjustments for stock splits, dividends and similar events, upon the option of the holder following the filing and effectiveness of the Charter Amendment.  Sector Performance GP, LP (“Sector Performance GP”) is the general partner of Sector Performance Fund.  As a result, Sector Performance GP may be deemed to share beneficial ownership with respect to these securities.  Sector Performance LLC (“Ultimate GP”) is the general partner of Sector Performance GP and, as a result, Ultimate GP may be deemed to share beneficial ownership with respect to these securities.  Except to the extent of any pecuniary interests, each of Sector Performance GP and Ultimate GP disclaims the existence of such beneficial ownership.  A six-person committee (consisting of Joe Colonnetta, Peter S. Brodsky, Jason H. Downie, Edward Herring, John R. Muse and Andrew Rosen) exercise, on behalf of Ultimate GP and Sector Performance GP, voting and dispositive powers over the securities held by Sector Performance Fund.

(3)
HM Unitek Coinvest, LP (“Coinvest”) is the direct beneficial owner of 13,319,640 shares of Common Stock, consisting of (i) 5,327,840 shares of Common Stock (including shares of Common Stock held in escrow pursuant to the terms and conditions of the Merger Agreement), and (ii) 7,991,800 shares of Common Stock issuable upon the conversion of 159,836 shares of Series A Preferred.  Ultimate GP is the general partner of Coinvest and, as a result, Ultimate GP may be deemed to share beneficial ownership with respect to these securities.  Except to the extent of any pecuniary interests, Ultimate GP disclaims such beneficial ownership.  A six-person committee (consisting of Joe Colonnetta, Peter S. Brodsky, Jason H. Downie, Edward Herring, John R. Muse and Andrew Rosen) exercise, on behalf of Ultimate GP, voting and dispositive powers over the securities held by Coinvest.

(4)
SPF SBS LP (“SPF”) is the direct beneficial owner of 6,172,624 shares of Common Stock, consisting of (i) 2,210,224 shares of Common Stock (including shares of Common Stock held in escrow pursuant to the terms and conditions of the Merger Agreement), (ii) 3,315,350 shares of Common Stock issuable upon the conversion of 66,307 shares of Series A Preferred, and (iii) 647,050 shares of Common Stock issuable upon the conversion of 12,941 shares of Series B Preferred.  Ultimate GP is the general partner of SPF and, as a result, Ultimate GP may be deemed to share beneficial ownership with respect to these securities.  Except for pecuniary interests, Ultimate GP disclaims such beneficial ownership.  A six-person committee (consisting of Joe Colonnetta, Peter S. Brodsky, Jason H. Downie, Edward Herring, John R. Muse and Andrew Rosen) exercise, on behalf of Ultimate GP, voting and dispositive powers over the securities held by SPF.

(5)
No securities are directly beneficially owned by Mr. Brodsky.  Mr. Brodsky holds a direct or indirect interest in Sector Performance Fund, Coinvest, and SPF (collectively, the “Investment Funds”), which beneficially own an aggregate of 117,188,050 shares of Common Stock on an as-converted basis as explained in more detail below.  Mr. Brodsky is an executive officer and member of Ultimate GP.  The aggregate 117,188,050 shares of Common Stock are comprised as follows: (i) 42,520,000 shares of Common Stock held by the Investment Funds (including shares of Common Stock held in escrow pursuant to the terms and conditions of the Merger Agreement), (ii) 63,780,100 shares of Common Stock issuable upon the conversion of 1,275,602 shares of the Series A Preferred held by the Investment Funds; and (iii) 10,887,950 shares of Common Stock issuable upon the conversion of 217,759 shares of the Series B Preferred held by the Investment Funds.  Mr. Brodsky is a member of a six-person committee (consisting of Mr. Brodsky, Joe Colonnetta, Jason H. Downie, Edward Herring, John R. Muse and Andrew Rosen) that exercises, on behalf of Ultimate GP, voting and dispositive powers over the securities held by the Investment Funds.  No single member of the committee has sole dispositive and/or voting power over the securities held by the Investment Funds.  Mr. Brodsky may be deemed to beneficially own all or a portion of the shares of Common Stock beneficially owned by the Investment Funds; however, Mr. Brodsky disclaims beneficial ownership of the shares of Common Stock, except to the extent of any pecuniary interest therein.

(6)
No securities are directly beneficially owned by Mr. Colonnetta.  Mr. Colonnetta holds a direct or indirect interest in the Investment Funds, which beneficially own an aggregate of 117,188,050 shares of Common Stock on an as-converted basis as explained in more detail below.  Mr. Colonnetta is an executive officer and member of Ultimate GP.  The aggregate 117,188,050 shares of Common Stock are comprised as follows: (i) 42,520,000 shares of Common Stock held by the Investment Funds (including shares of Common Stock held in escrow pursuant to the terms and conditions of the Merger Agreement), (ii) 63,780,100 shares of Common Stock issuable upon the conversion of 1,275,602 shares of the Series A Preferred held by the Investment Funds; and (iii) 10,887,950 shares of Common Stock issuable upon the conversion of 217,759 shares of the Series B Preferred held by the Investment Funds.  Mr. Colonnetta is a member of a six-person committee (consisting of Mr. Colonnetta, Peter S. Brodsky, Jason H. Downie, Edward Herring, John R. Muse and Andrew Rosen) that exercises, on behalf of Ultimate GP, voting and dispositive powers over the securities held by the Investment Funds.  No single member of the committee has sole dispositive and/or voting power over the securities held by the Investment Funds.  Mr. Colonnetta may be deemed to beneficially own all or a portion of the shares of Common Stock beneficially owned by the Investment Funds; however, Mr. Colonnetta disclaims beneficial ownership of the shares of Common Stock, except to the extent of any pecuniary interest therein.

(7)
No securities are directly beneficially owned by Mr. Hopkin.  Mr. Hopkin is an officer of Ultimate GP; however, in that role, Mr. Hopkin has no voting or dispositive power over the securities held by the Investment Funds.

(8)
Represents 7,524,625 shares directly held by the Old Berliner Liquidating Trust (the “Trust”).  The Trust owns 13,104,644 shares of Common Stock and Mr. Berliner beneficially owns 57% of the Trust’s assets as a beneficiary under the Trust.

(9)	The Trust owns 13,104,644 shares of Common Stock. Nicholas Day is sole trustee of the Trust and has sole voting and dispositive power over the securities held by the Trust.

(10)
These shares include: (i) 4,489,795 shares of Common Stock held by Sigma Opportunity Fund, LLC (“Sigma”); (ii) 2,170,407 shares of Common Stock held by Sigma Berliner, LLC (“SBLLC”), an affiliate of Sigma; (iii) 278,656 shares of Common Stock, which includes 175,000 shares of Common Stock issuable upon the exercise of warrants with an initial exercise price of $0.55 per share, held by Sigma’s affiliate, Sigma Capital Advisors, LLC (“Advisors”) and (iv) 25,000 shares of Common Stock held by Thom Waye.  Advisors, Sigma Capital Partners, LLC (“Partners”) and Thom Waye may be deemed to be indirect 5% owners of the Company by virtue of Advisors being the managing member of Sigma, Partners being the sole member of Advisors and Mr. Waye being the sole member of Partners.  Mr. Waye, Advisors and Partners have disclaimed beneficial ownership of the shares owned by Sigma and SBLLC except to the extent of their pecuniary interest therein.   The address of each of Sigma, SBLLC, Advisors, Partners and Mr. Waye is c/o Sigma Capital Advisors, LLC, 800 Third Avenue, Suite 1701, New York, NY  10022.

(11)
Mr. Hisey is the direct beneficial owner of 1,250,000 shares of Common Stock (on an as-converted basis), consisting of (i) 480,000 shares of Common Stock, (ii) 720,000 shares of Common Stock issuable upon the conversion of 14,400 shares of Series A Preferred, and (iii) 50,000 shares of Common Stock issuable upon the conversion of 1,000 shares of Series B Preferred.  Also includes vested options to purchase 1,738,400 shares of Common Stock.  40% of these options become exercisable only when the closing price per share of the Common Stock is equal to or greater than $3.00 for twenty (20) consecutive trading days on which at least 5,000 shares of Common Stock are traded, as reported on the principal exchange on which the Common Stock is then traded.  Also includes warrants to purchase 218,750 shares of Common Stock.

(12)
Mr. Giacalone is the direct beneficial owner of 1,233,350 shares of Common Stock, consisting of (i) 440,000 shares of Common Stock, (ii) 660,000 shares of Common Stock issuable upon the conversion of 13,200 shares of Series A Preferred, and (iii) 133,350 shares of Common Stock issuable upon the conversion of 2,667 shares of Series B Preferred.  Also includes vested options to purchase 600,000 shares of Common Stock.  40% of these options become exercisable only when the closing price per share of the Common Stock is equal to or greater than $3.00 for twenty (20) consecutive trading days on which at least 5,000 shares of Common Stock are traded, as reported on the principal exchange on which the Common Stock is then traded.

(13)
Represents vested options to purchase 200,000 shares of Common Stock.  40% of these options become exercisable only when the closing price per share of the Common Stock is equal to or greater than $3.00 for twenty (20) consecutive trading days on which at least 5,000 shares of Common Stock are traded, as reported on the principal exchange on which the Common Stock is then traded.

(14)
Includes vested options to purchase 103,750 shares of Common Stock and options to purchase 12,500 shares of Common Stock which will vest within 60 days of February 11, 2010.  Also includes 30,696 shares of Common Stock held by the Trust for which Mr. Day is the beneficiary. Excludes the remainder of the securities held by the Trust, in which Mr. Day disclaims all beneficial ownership.

(15)
Mr. MacDonald is the direct beneficial owner of 557,300 shares of Common Stock, consisting of (i) 200,000 shares of Common Stock, (ii) 300,000 shares of Common Stock issuable upon the conversion of 6,000 shares of Series A Preferred, and (iii) 57,300 shares of Common Stock issuable upon the conversion of 1,146 shares of Series B Preferred.  Also includes vested options to purchase 30,000 shares of Common Stock.  40% of these options become exercisable only when the closing price per share of the Common Stock is equal to or greater than $3.00 for twenty (20) consecutive trading days on which at least 5,000 shares of Common Stock are actually traded, as reported on the principal exchange on which the Common Stock is then traded.

(16)	Includes 54,166 shares of Common Stock and vested options to purchase 50,000 shares of Common Stock.

(17)
Includes Peter Brodsky, Joe Colonnetta, Daniel Hopkin, Peter Giacalone, C. Scott Hisey, Richard B. Berliner, Mark S. Dailey, Richard Siber, Dean MacDonald, Dan Yannantuono, Chris Perkins, Ronald Lejman and Nicholas Day.

(18)
Consists of 8,751,988 shares of Common Stock, (ii) 1,725,000 shares of Common Stock issuable upon the conversion of 34,500 shares of Series A Preferred, (iii) 249,250 shares of Common Stock issuable upon the conversion of 4,985 shares of Series B Preferred, (iv) warrants to purchase 223,750 shares of Common Stock, and (v) vested options to purchase 3,248,575 shares of Common Stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at www.sec.gov.  You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains and incorporates by reference forward-looking statements regarding the anticipated financial condition, results of operations and business of the Company in the future, including forward-looking statements relating to our expectation that the Company will file and effect the Charter Amendment.  These forward-looking statements generally may, but do not necessarily, include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue” or similar expressions.  Forward-looking statements are not guarantees.  They involve known and unknown risks, uncertainties and other factors, including that the anticipated filing and effectiveness of the Charter Amendment may not occur.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Information Statement.  The Company does not undertake any obligation (and the Company expressly disclaims any such obligation) to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company and the matters described in this Information Statement should be addressed to our principal executive offices:

BERLINER COMMUNICATIONS, INC.
1777 Sentry Parkway West
Gywnedd Hall, Suite 302
Blue Bell, PA 19422
267.464.1700
Attention: Corporate Secretary

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BERLINER COMMUNICATIONS, INC.

________________, 2010

Berliner Communications, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

A.           The Corporation’s original Certificate of Incorporation was filed under the name Adina, Inc. with the Secretary of State of the State of Delaware on the 19th day of November, 1987.

B.           This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”), which amends and restates the present Amended and Restated Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 141, 228, 242 and 245 of the DGCL.

C.           This Amended and Restated Certification of Incorporation shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

D.           The text of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth as follows:

ARTICLE I

The name of the Corporation is UniTek Global Services, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 874 Walker Road, Suite C, Dover, Kent County, Delaware 19904.  The name of the registered agent in the State of Delaware at such address is United Corporate Services, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

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ARTICLE IV

A.           Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 220,000,000 shares, consisting of (a) 200,000,000 shares of Common Stock, par value $0.00002 per share (the “Common Stock”), and (b) 20,000,000 shares of preferred stock, par value $0.00002 per share (the “Preferred Stock”).

2.           The Board of Directors of the Corporation (the “Board”) is expressly authorized at any time, and from time to time, subject to the limitations prescribed by the DGCL, to issue shares of Preferred Stock in one or more series, and for such consideration as the board of directors may determine, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance thereof, and as are not stated in this Amended and Restated Certificate of Incorporation or any amendment hereto.  All shares of any one designated series of Preferred Stock shall be of equal rank and identical in all respects.

B.           Common Stock.

1.           Each share of Common Stock shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

2.           Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) when, if and as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally advisable therefor.

C.           Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

2.           The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

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(a)           The designation of the series, which may be by distinguishing number, letter or title;

(b)           The amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(c)           Dates at which dividends, if any, shall be payable;

(d)           The redemption rights and price or prices, if any, for shares of the series;

(e)           The terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(f)           The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g)           Whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h)           The voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(i)           Any other rights, powers, preferences, privileges, qualifications, limitations or restrictions of such shares, all as the Board of Directors may deem advisable and are permitted by law.

Pursuant to the authority conferred by this Article IV, the following series of Preferred Stock have previously been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A:  Series A Convertible Preferred Stock (the “Series A Preferred Stock”)

Exhibit B:  Series B Convertible Preferred Stock (the “Series B Preferred Stock”)

ARTICLE V

The Corporation is to have perpetual existence.

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ARTICLE VI

A.           Board of Directors.

1.           Number of Directors.  The authorized number of directors that shall constitute the full Board shall be fixed from time to time by resolution of the Board.

2.           Classified Board.  The Board shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year.  Each director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected.  Members of each class shall hold office until their successors are elected and qualified.  At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

3.           Vacancies.  Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director’s successor shall have been duly elected and qualified.  If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board shall determine so as to maintain the number of directors in each class as nearly equal as possible; provided, that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

4.           Removal of Directors.  Subject to the terms of any one or more series or classes of Preferred Stock and subject to the terms of this Amended and Restated Certificate of Incorporation, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.  For purposes hereof and Section B.3 of this Article VI below, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

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B.           Designation of Special Committee.  Special Committee.  A special committee (the “Special Committee”) of the Board is hereby authorized.  The composition, duties, procedures, and other matters of or relating to the Special Committee shall be as established by this Section B of this Article VI of this Amended and Restated Certificate of Incorporation.  The Special Committee shall automatically dissolve on January 27, 2013.  Number of Members; Initial Appointments; Tenure.  The Special Committee shall consist of three members of the Board.  The initial members of the Special Committee shall be Rich Berliner, Mark Dailey (together, the “Parent Designees”) and Richard Siber (the “Company Designee”).  Each member of the Special Committee shall hold office for at least three years following such member’s designation and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Vacancies.  In the event that (i) a Parent Designee ceases to serve as a member of the Board or the Special Committee, the resulting vacancy on the Special Committee shall be filled with a member of the Board to be chosen by the other Parent Designee, or in the absence thereof by the Parent Representative (as such term is defined in that certain Agreement and Plan of Merger, dated as of January 27, 2010 (the “Merger Agreement”), by and among the Corporation, BCI East, Inc., a Delaware corporation, Unitek Holdings, Inc., a Delaware corporation, and the other parties signatory thereto), or (ii) the Company Designee ceases to serve as a member of the Board or the Special Committee, the resulting vacancy on the Special Committee shall be filled with an Independent Director (as such term is defined in the Merger Agreement) to be chosen by a majority-in-interest of the Board, and the Corporation will take all such actions as are necessary to cause such replacements to be made in accordance with this Section B.3 of this Article VI.

C.           Resignation and Removal.  Any member of the Special Committee may be removed from the Special Committee at any time with cause upon the affirmative vote of the remaining members of the Special Committee.  Any member of the Special Committee may resign from the Special Committee at any time by giving written notice to the remaining members of the Special Committee.  Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective. Powers of the Special Committee.

(a)           For so long as the Special Committee exists, the Board and the Corporation shall not take any of the following actions without the prior approval of a majority of the members of the Special Committee:

(i)           amend or in any way modify this Amended and Restated Certification of Incorporation, any Preferred Stock Designation, the Corporation’s bylaws or any other agreement of the Corporation or any of its subsidiaries, in each case, in a way that would (A) amend or modify the rights, privileges or preferences of the Series A Preferred Stock or the Series B Preferred Stock, or (B) amend or modify the provisions regarding the rights of the Special Committee;

(ii)           issue any additional shares of the Series A Preferred Stock or the Series B Preferred Stock to any Affiliated Party (as such term is defined in the Merger Agreement), other than pursuant to that certain Credit Support Agreement, dated as of January 27, 2010, by and among Unitek Holdings, Inc., Sector Performance Fund, LP and SPF SBS, LP (the “Credit Support Agreement”);

(iii)           amend or in any way modify, or waive any right with respect to, any term or provision of the BMO Loan Documents (as such term is defined in the Merger Agreement), except as set forth in the Credit Support Agreement;

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(iv)           refinance or otherwise restructure the BMO Loan (as such term is defined in the Merger Agreement), except as set forth in the Credit Support Agreement;

(v)           for so long as the Controlling Stockholders (as such term is defined in the Merger Agreement) collectively own beneficially or of record or otherwise have the right to vote or consent with respect to at least thirty-five percent (35%) of the total number of the then-outstanding shares of Common Stock (including Preferred Stock calculated on an as-if-converted basis), enter into, amend, modify or supplement, or permit any of the Corporation’s subsidiaries to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any Affiliated Party (including any securities issuance), except for employment arrangements and benefit programs (including equity incentive plans) as approved by the Board or the compensation committee of the Board and except as otherwise expressly contemplated by the Merger Agreement;

(vi)           amend, modify or supplement any provision of, or agree to the buyout of, the HM Monitoring and Oversight Agreement (as such term is defined in the Merger Agreement) other than as permitted therein; or

(vii)           make any determination as to the form of payment of any fees or interest payments owed pursuant to the Credit Support Agreement; provided, that if any of the Unitek Credit Agreements (as such term is defined in the Merger Agreement) do not permit the borrowers thereunder to make dividends to the Obligors (as such term is defined in the Credit Support Agreement) to pay such fees or interest payments in cash, then such fees and interest payments shall be paid in shares of Series B Preferred Stock; provided, further, that if the Special Committee has not made a determination as to such payment before it is due, then such payment shall be paid in shares of Series B Preferred Stock.

(b)           The Special Committee shall have the right at any time to cause the Board to discuss and take such actions as are reasonably necessary to determine if the BMO Loan could be refinanced on terms more favorable to the Corporation and its subsidiaries (or otherwise repaid or eliminated), and in such case the Board shall have the obligation to review with the Corporation’s management and third party advisors any alternative financing options and the Board shall have the obligation to consider in good faith taking such action as is reasonably necessary to refinance the BMO Loan on more favorable terms to the Corporation and its subsidiaries than those in place at such time; provided, however, that such right may only be exercised two times by members of the Special Committee in the aggregate during any twelve-month period.

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(c)           The Special Committee shall have the right, power, and authority to specifically enforce the right to approve certain actions requiring the consent of the Special Committee or to specifically enforce the rights of Parent and its Subsidiaries with respect to any covenants, in each case as and only to the extent set forth in the Merger Agreement and in any of the agreements included as exhibits thereto in which the Special Committee is expressly granted third party beneficiary rights.

2.           Professional Advisors.  The Special Committee shall have the authority to retain any independent counsel, experts or advisors (accounting, financial or otherwise) that it reasonably believes to be necessary or appropriate to carry out its duties.  The Special Committee may also use the services of the Corporation’s regular legal counsel or other advisors to the Corporation.  The Corporation shall provide appropriate funding, as determined by the Special Committee, for the payment to any advisors or legal counsel retained by the Special Committee and for ordinary administrative expenses of the Special Committee that are necessary or appropriate in carrying out its duties.

3.           Meetings and Procedures of the Special Committee.

(a)           Regular Meetings; Special Meetings; Notices.  There will be no regular meetings of the Special Committee.  Special meetings of the Special Committee may be called by any member of the Special Committee upon not less than two days notice stating the place, date, and hour of the meeting, which notice may be written or oral.  Any special meeting of the Special Committee may be held by telephone or video conference call in which each member participating therein can be heard by each other member so participating.  Any member of the Special Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends such meeting in person.  The notice of a meeting of the Special Committee need not state the business proposed to be transacted at the meeting.

(b)           Quorum.  A majority of the members of the Special Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Special Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

(c)           Action Without a Meeting.  Any action required or permitted to be taken by the Special Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Special Committee.

(d)           Procedures.  The Special Committee may fix its own rules of procedure, provided that such rules of procedure are not inconsistent with this Amended and Restated Certificate of Incorporation.  The Special Committee shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting held next after the proceedings shall have occurred.  The chairman of the Special Committee shall be a Parent Designee.

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ARTICLE VII

Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the bylaws of the Corporation.

ARTICLE VIII

The Board may make, alter or repeal the bylaws of the Corporation.

ARTICLE IX

Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, and such special meeting may not be called by any other person or persons.

ARTICLE X

A.           Indemnification of Directors and Officers.

1.           Mandatory Indemnification.  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

2.           Right to Advancement of Expenses.  The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article X.

3.           Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series or class of Preferred Stock), the Corporation’s bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

4.           Insurance.  The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

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5.           Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

6.           Exception to Right of Indemnification.  Notwithstanding any provision in this Article X, the Corporation shall not be obligated by this Article X to make any indemnity in connection with any claim made against a current or former director or officer of the Corporation (an “Indemnitee”):

(a)           for which payment has actually been made to or on behalf of such Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)           for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)           in connection with any proceeding (or any part of any proceeding) initiated by such Indemnitee, including any proceeding (or any part of any proceeding) initiated by such Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Corporation has joined in or the Board authorized the proceeding (or any part of any proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iii) the proceeding is one to enforce such Indemnitee’s rights to indemnification or the advancement of expenses.

7.           Nature of Rights and Amendments to Article X.  The rights conferred upon Indemnitees in this Article X shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.  No alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article X, shall adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to any acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

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ARTICLE XI

To the fullest extent permitted by the DGCL, as the same may be amended from time to time, a director or former director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended hereafter to permit the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  Any alteration, amendment, addition to or repeal of this Article XI, or adoption of any provision of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article XI, shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

ARTICLE XII

To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and HM Capital Partners, LLC, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, which are from time to time presented to HM Capital Partners, LLC or any of its managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person or entity shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person or entity pursues or acquires such business opportunity, directs such business opportunity to another person or entity or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation.  Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.  Neither the alteration, amendment, addition to or repeal of this Article XII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE XIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, that neither Section B of Article VI hereof nor this Article XIII shall be amended, altered, changed or repealed (and no other provision herein shall be amended, altered, changed or repealed in a manner inconsistent with the provisions of Section B of Article VI hereof) until such time as the Special Committee ceases to exist in accordance with the terms hereof without the prior unanimous approval of the Special Committee (which approval shall include the approval of at least one Parent Designee).

* * * * *

[The Remainder of This Page Is Intentionally Left Blank.]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation as of the date first written above.

By:	Ronald Lejman
Its:	Chief Financial Officer & Treasurer

Signature Page to
Amended And Restated
Certificate Of Incorporation

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EXHIBIT A

Series A Convertible Preferred Stock

[NOT ATTACHED.]

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EXHIBIT B

Series B Convertible Preferred Stock

[NOT ATTACHED.]

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